Exhibit 10.1

                               FOURTH AMENDMENT TO
                                LEASE AGREEMENT


                           OLP BROOKLYN PAVILION LLC

                                 - LANDLORD -


                             ADM CINEMA CORPORATION
                                   - TENANT -


                            AS OF FEBRUARY 11, 2005




                                                PAVILION THEATRE
                                                188 PROSPECT PARK WEST
                                                BROOKLYN, NEW YORK

                      FOURTH AMENDMENT TO LEASE AGREEMENT


      This FOURTH AMENDMENT TO LEASE AGREEMENT (this "AMENDMENT") is made and entered into as of the 11th day of February, 2005 by and between OLP Brooklyn Pavilion LLC, a Delaware limited liability company having an office at Suite 303, 60 Cutter Mill Road, Great Neck, New York 11021 ("LANDLORD") and ADM Cinema Corporation, a Delaware corporation having an address at 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 ("TENANT").

                             W I T N E S S E T H :
                             - - - - - - - - - -

      WHEREAS, Landlord, as landlord, and Pritchard Square Cinema LLC ("PRITCHARD"), as tenant, previously entered into that certain Lease Agreement dated August 9, 2002 (the "ORIGINAL LEASE") affecting certain property known as The Pavilion Theatre and located at 188 Prospect Park West, Brooklyn, New York;

      WHEREAS, Landlord and Pritchard previously entered into that certain First Amendment to Contract of Sale and Lease Agreement dated as of August 9, 2002 (the "FIRST AMENDMENT");

      WHEREAS, Landlord and Pritchard previously entered into that certain Second Amendment to Contract of Sale and Lease Agreement dated as of April 2, 2003 (the "SECOND AMENDMENT")

      WHEREAS, Landlord and Pritchard previously entered into that certain Third Amendment to Contract of Sale and Lease Agreement dated as of November 1, 2003 (the "THIRD Amendment"); the Original Lease as amended by the First Amendment, the Second Amendment and the Third Amendment is hereafter collectively referred to as the "LEASE");

      WHEREAS, Landlord and Pritchard (among others) previously entered into that certain Stipulation of Settlement (Index No. L&T (L&T) 083402/04) dated September 2, 2004 and affecting, among other things, the Lease, which Stipulation is being terminated in connection with the execution, delivery and effectiveness of this Amendment;

      WHEREAS, immediately prior to this Amendment, Pritchard assigned all of its right, title and interest in and to the Lease to Tenant and Tenant assumed all of such right, title and interest, pursuant to the Assignment and Assumption of Lease attached hereto and made a part hereof as EXHIBIT A; and

      WHEREAS, Landlord and Tenant now wish to further amend the Lease as herein set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Lease.

      2. MINIMUM ANNUAL RENT. Effective February 11, 2005, the Minimum Annual Rent due pursuant to the Lease shall be modified to be as follows:

      BALANCE OF THE INITIAL LEASE TERM:

                      MINIMUM ANNUAL RENT      MONTHLY RENT

      2/_/05 -           $1,128,000.00          $94,000.00
      1/31/13
      2/1/13 -           $1,152,000.00          $96,000.00
      7/31/22

      OPTION PERIODS:

      FIRST OPTION    MINIMUM ANNUAL RENT      MONTHLY RENT

      8/1/22 -           $1,267,200.00         $105,600.00
      7/31/32

      SECOND OPTION   MINIMUM ANNUAL RENT      MONTHLY RENT

      8/1/32 -           $1,393,920.00         $116,160.00
      7/31/42

      3. PERCENTAGE RENT. Effective February 11, 2005, a new Section 4.4 shall be added to the Lease as follows:

            "4.4  PERCENTAGE RENT.

            A. In addition to the Minimum Annual Rent and all other charges due and to become due from Tenant pursuant to the terms of this Lease, Tenant shall also pay to Landlord percentage rent equal to ten percent (10%) of Gross Receipts (as hereinafter defined) in excess of Eight Million Dollars ("PERCENTAGE RENT") for each calendar year (or fraction thereof) during the Lease Term, as same may be extended. Each calendar year or fraction thereof shall be considered as an independent accounting period for the purpose of computing the amount of Percentage Rent due or to become due pursuant to the terms hereof. Percentage Rent shall be payable annually as hereinafter set forth at such place as Landlord may designate, without any prior demand therefor and without any set off or deduction whatsoever.

            B. Percentage Rent with respect to each calendar year (or fraction thereof) shall be paid on or before the first day of the next succeeding March (E.G., Percentage Rent due for calendar year 2005, if any, shall be due and payable by Tenant on March 1, 2006) except that Percentage Rent for the final calendar year (or fraction thereof) of the Lease Term, if any, shall be due and payable within thirty days after the termination of this Lease. Percentage Rent for partial calendar years shall be calculated and payable on a pro-rated basis (by way of example, Percentage Rent for a partial calendar year consisting of only six months would be calculated based on a breakpoint of Four Million Dollars). On or before the date fixed for payment of Percentage Rent as provided above, and whether or not Percentage Rent is payable with respect to the applicable period, Tenant shall deliver to Landlord a written statement signed and certified to Landlord as true and correct by a duly authorized officer of Tenant, showing accurately and in detail the amount of Gross Receipts during the preceding calendar year (or fraction thereof). Each such statement shall be in such form and style and contain such details and breakdown as Landlord shall reasonably require.

            C. As used herein, "Gross Receipts" shall mean the aggregate total of all box office receipts (I.E., the actual sale price of all tickets and other admissions to the theater at the Demised Premises whether tickets are purchased on-site at the Demised Premises or off-site from other sources).

            D. Tenant shall prepare and keep available on the Demised Premises adequate books, records, and accounts in form and substance sufficient to substantiate the amount of Gross Receipts for each year or fraction thereof. At any reasonable time and upon three (3) days prior written notice, Landlord may cause a complete audit to be made of Tenant's business affairs and records relating to the Demised Premises for the period covered by any statement issued by Tenant. Such audit shall be performed by Landlord or by an accountant of Landlord's choice. Tenant shall promptly remit any deficiency in Percentage Rent established by such audit. If said audit shall disclose that actual Gross Receipts exceeded the Gross Receipts reported by Tenant by two percent (2%) or more, then Tenant shall also promptly pay the cost of the audit together with the deficiency in Percentage Rent.

            E. The terms of this Section 4.4 shall survive the expiration or earlier termination of this Lease."

      4. SECURITY DEPOSIT; ISSUANCE OF AIX STOCK TO LANDLORD. A. Tenant acknowledges that Landlord has applied all of the Security Deposit previously held by Landlord pursuant to the Lease to certain open and outstanding delinquent charges due pursuant to the Lease from Pritchard, the original tenant under the Lease, and that accordingly no security deposit is being held by Landlord, and Tenant waives and relinquishes any right it has or may have had to such Security Deposit. In consideration of Landlord's agreement to consent to the assignment of the interest of the "tenant" under the Lease from Pritchard to Tenant and in consideration of Landlord's agreement to waive the requirement for a security deposit under the Lease, immediately prior to this Amendment (and as a condition to the effectiveness hereof), Tenant at Tenant's expense has delivered to Landlord a stock certificate(s) evidencing Landlord's ownership of Forty Thousand (40,000) fully paid and non-assessable shares of Class A Common Stock, par value $0.001 per share, of Access Integrated Technologies, Inc. (AMEX: AIX) (the "AIX Stock"), which shall be restricted as provided under Paragraph 4(c) hereof and which shall be the sole property of Landlord (and are specifically not in the nature of security for Tenant's performance under the Lease).

      B. REPRESENTATION AND WARRANTIES OF LANDLORD. In connection with the AIX Stock, Landlord represents and warrants to Tenant as follows:

            (i) INVESTMENT INTENT. Landlord acknowledges that the AIX Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and are being issued hereunder in reliance upon applicable exemptions from such registration for transactions not involving a public offering. The AIX Stock will be acquired for investment purposes by Landlord and not with a view to the resale or distribution of any part thereof. Landlord has no present intention to sell or otherwise dispose of the AIX Stock, except in compliance with the provisions of the Securities Act.

            (ii) INFORMATION. Landlord, either alone or together with its representatives, (i) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks involved in acquiring the AIX Stock, (ii) is able to bear the economic risks involved in acquiring the AIX Stock, and (iii) has had the opportunity to ask questions of, and receive answers from, Tenant and persons acting on Tenant's behalf concerning the terms and conditions of the AIX Stock and to obtain any additional information in connection therewith.

            (iii) LANDLORD'S STATUS. At the time Landlord was offered the AIX Stock, it was, and at the date hereof it is, and on the date it acquires the AIX Stock it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Landlord is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

            (iv) GENERAL SOLICITATION. Landlord is not acquiring the AIX Stock as a result of any advertisement, article, notice or other communication regarding the AIX Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

      C. RESTRICTIONS ON TRANSFER.

            (i) Landlord agrees that it will not transfer or otherwise dispose of (each, a "Disposition" or "Dispose") any of the shares of AIX Stock except upon the terms and conditions specified herein and Landlord will cause any subsequent holder of Landlord's shares of AIX Stock to agree to take and hold the shares of AIX Stock subject to the terms and conditions of this Paragraph 4, if such shares of AIX Stock are required to include a legend pursuant to Paragraph 4(C)(ii) hereof.

            (ii) Each certificate representing the shares of AIX Stock issued to Landlord or to any subsequent holder of Landlord's shares shall include a legend in the following form; PROVIDED, HOWEVER, that such legend shall not be required (and shall be removed) if a Disposition is being made in connection with a sale of shares of AIX Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 under the Securities Act, as such Rule may be amended from time to time, or pursuant to any other exemption that may be available to Landlord:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED THEREUNDER.

      5. USE. Effective as of the date hereof, Article 6 of the Lease ("Use") shall be supplemented to provide that, subject to Tenant's compliance with Legal Requirements and Restrictions, and subject to Tenant's compliance with the other terms and provisions of the Lease, Tenant's permitted use of the Demised Premises shall also include the incidental (I.E., incidental to the primary use as a "first run" movie theatre) operation of a restaurant and bar.

      6. LIFE INSURANCE POLICY. Effective as of the date hereof, Section 8.10 of the Lease ("Life Insurance Policy") shall be deleted from the Lease and shall be of no further force or effect. Tenant shall have no right or claim to amounts, if any, on deposit with Landlord for escrows for payment of renewal premiums on the Life Insurance Policy.

       7. TENANT EQUIPMENT. A. Notwithstanding anything in the Lease (including, without limitation, Article 9 thereof) to the contrary, Landlord agrees that any digital projectors, servers and/or other items of trade equipment and personal property that Tenant may install or place upon the Demised Premises from and after the date hereof shall be and remain the property of Tenant and shall not be the property of the Landlord. Any such installation shall be done by Tenant at Tenant's sole cost and expense and shall be in compliance with and subject in all respects to, the terms and conditions of the Lease, specifically including, without limitation, Article 9 thereof. Tenant hereby indemnifies and holds Landlord and Landlord's Affiliates harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such trade equipment and/or personal property.

      B. Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees to relinquish, release and waive any claim it has or may have had under the Lease to any trade equipment, furniture, concession stands, projection equipment, sound equipment, personal property and/or trade fixtures now located at the Demised Premises and previously used by Pritchard in the ordinary course of Pritchard's business operations within the Demised Premises since the commencement of the Lease on August 9, 2002, specifically including, but not limited to, the items listed on SCHEDULE A annexed hereto and made a part hereof.

      8. ASSIGNMENT. Effective as of the date hereof, (x) a new sentence shall be added after the first sentence of Section 11.1 of the Lease ("Restrictions"), as follows: "Notwithstanding the foregoing prohibition, Landlord shall not unreasonably withhold, condition or delay its consent to a proposed assignment of the Lease by Tenant" and (y) the last sentence of such Section 11.1 shall be deleted from the Lease and shall be of no further force or effect.

      9. WORK; COMPLETION DATES.

      A. By no later than (x) August 31, 2005 with respect to the Fire System and (y) November 30, 2005 with respect to all other items (as applicable, the "OUTSIDE DATE"), Tenant, at Tenant's sole cost and expense, shall (i) complete construction of the Additional Theater (including, without limitation, obtaining an amended final and permanent certificate of occupancy for the Additional Theater), (ii) complete the installation of the Doorways with a contractor(s) reasonably acceptable to Landlord, (iii) complete the installation of the Fire System with a contractor(s) reasonably acceptable to Landlord and (iv) obtain the final permanent and unconditional certificate of occupancy for the entire Demised Premises and pay in full and satisfy of record any and all attendant violations of record against the Demised Premises (with Tenant being obligated, at Tenant's cost, to maintain the temporary certificate of occupancy in full force and effect and to extend same as required until receipt of the final, permanent and unconditional certificate of occupancy for the entire Demised Premises). All of the foregoing shall be performed in compliance with all of the terms, provisions and requirements set forth in the Lease as amended hereby and in compliance with all applicable laws, statutes, rules, regulations and permits. As used herein, "complete" or "completion" shall mean that the Additional Theater, Doorways and Fire System have been fully constructed or installed, as the case may be, in accordance with plans and specifications therefor that have been previously approved in writing by Landlord (which approval shall not be unreasonably withheld), have been paid for in full by Tenant (with Landlord having received original lien waivers in recordable form acknowledging receipt of such payment from the applicable contractor or subcontractor) and with all permits, approvals, certificates and/or inspections as may be required under applicable law, rule or regulation having been received and delivered to Landlord. Upon completion of the Fire System, Tenant shall also obtain and provide to Landlord true copies of all applicable documentation and permits evidencing compliance with, and approval from, among others, all NYC agencies and authorities including, but not limited to, the NYC Board of Underwriters and the Department of Buildings. Further, during the Term of the Lease (as same may be extended), Tenant, at Tenant's sole cost and expense, shall cause the Fire System to be properly maintained and serviced.

      B. Notwithstanding anything to the contrary herein, Tenant shall cause the Fire System and/or Doorways to be installed as soon as possible in the event that any governmental authority shall request same in writing or issue a violation against the Demised Premises for the lack thereof or in the event that any insurance company, Board of Fire Underwriters or similar authority shall require same on order for its insurance to remain in full force and effect. It shall constitute an event of default under the Lease (not requiring additional notice or grace period) if any of the foregoing items is not completed or installed by the Outside Date (or such earlier date as may be required pursuant to the terms of this Paragraph 9). All dates herein provided are time of the essence as provided in the Lease and are not subject to "Force Majeure".

      C. Landlord is currently holding the total sum of $429,815.00 representing the unexpended portion of the Landlord Improvement Allowance and the Improvement Holdback. Provided there shall be no default beyond applicable notice and/or grace period under the Lease and provided that any and all violations against the Premises have been paid in full and discharged of record, such remaining sum shall be disbursed by Landlord to Tenant upon the completion and/or installation, as applicable, of all of the items set forth in Paragraph 9A (i) through (iv) above in accordance with the terms and provisions of the Lease as amended hereby. If Tenant fails to complete any of such items by the applicable Outside Date (or by such earlier date as may be required pursuant to the terms of this Paragraph 9), then same shall constitute an event of default under the Lease not requiring additional notice or grace period, and, in addition to all rights and remedies available to Landlord as a result of an event of default, Landlord shall also be permitted to retain the remaining portion of the Landlord Construction Allowance and the Improvement Holdback (but same shall not mitigate or otherwise affect Tenant's obligations to complete all of the required work).

      10. AS IS. Supplementing Sections 2.2 and 4.2 of the Lease, Tenant acknowledges and agrees that Landlord would not have consented to the assignment of the Lease to Tenant and that Landlord would not have entered into this Amendment without the provisions of this Paragraph 10. It is understood and acknowledged by Tenant that the Lease is a triple net, bondable lease and that the Demised Premises are leased on an "as is", where is" basis in their existing condition and with all faults and defects whether latent or patent, all of which are the obligation of the Tenant under the Lease. Neither Landlord nor any of Landlord's representatives, employees, members, officers, directors, partners or other agents has made or will make any representations or warranties whether as to the physical condition of the Demised Premises, the state of repair of the Demised Premises, their compliance with applicable law or otherwise, and Tenant acknowledges same and acknowledges and agrees that Tenant has not and will not rely on any representations, warranties or other statements, whether oral or written, in its decision to accept an assignment of the Lease.

      11. NOTICES. Effective the date hereof, the address for notices to Tenant under the Lease is as follows:

            ADM Cinema Corporation
            55 Madison Avenue, Suite 300
            Morristown, New Jersey 07960
            Attention:  Gary S. Loffredo

      12. RATIFICATION. Except as expressly modified by this Amendment, the Lease remains in full force and effect and is hereby ratified and confirmed by the parties.




                     [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first hereinabove written.

LANDLORD:

OLP BROOKLYN PAVILION LLC, a Delaware limited liability company
By:   OLP-MTC Holdings, LLC, its Sole Member
      By:   OLP Movies LLC, its Manager
            One Liberty Properties, Inc, its Sole Member

            By:     /s/ Richard M. Figueroa
                --------------------------------
                  Richard M. Figueroa
                  Vice President


TENANT:

ADM CINEMA CORPORATION, a Delaware corporation


By:     /s/ A. Dale Mayo
   --------------------------
      Name: A. Dale Mayo
      Title: CEO